Exhibit 4.5.0


                                                                 EXECUTION COPY











                     $225,000,000 AGGREGATE PRINCIPAL AMOUNT

                           GRAFTECH INTERNATIONAL LTD.

                       1 5/8% CONVERTIBLE SENIOR DEBENTURES

                      RESALE REGISTRATION RIGHTS AGREEMENT

                             DATED JANUARY 22, 2004





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     RESALE REGISTRATION RIGHTS AGREEMENT, dated as of January 22, 2004, among
GrafTech International Ltd., a Delaware corporation (together with any successor entity, herein referred to as the "COMPANY"), the guarantors listed in Schedule 2 to the Purchase Agreement (as defined below) (together with any successor entity, herein referred to as the "GUARANTORS"), and J.P. Morgan Securities Inc., as representative of the several initial purchasers (the "INITIAL PURCHASERS") under the Purchase Agreement.

     Pursuant to the Purchase Agreement, dated as of January 15, 2004, among the Company, the Guarantors and J.P. Morgan Securities Inc. as representative of the Initial Purchasers (the "PURCHASE AGREEMENT"), the Initial Purchasers have agreed to purchase from the Company $180,000,000 ($225,000,000 if the Initial Purchasers exercise their option in full) in aggregate principal amount of 1 ?% Convertible Senior Debentures (the "DEBENTURES") of the Company. The Debentures will be convertible into fully paid, nonassessable shares of common stock, par value $0.01 per share, of the Company (the "COMMON STOCK"). The Debentures will be convertible on the terms, and subject to the conditions, set forth in the Indenture (as defined herein). To induce the Initial Purchasers to purchase the Debentures, the Company and the Guarantors have agreed to provide the registration rights set forth in this Agreement.

     The parties hereby agree as follows:

     1. Definitions. Capitalized terms used in this Agreement without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized terms shall have the following meanings:

     "AFFILIATE" of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise. The terms "CONTROLLING" and "controlled" have meanings correlative to the foregoing.

     "AGREEMENT": This Resale Registration Rights Agreement.

     "AMENDED EFFECTIVENESS DEADLINE DATE": As defined in Section 2(e) hereof.

     "BLUE SKY APPLICATION": As defined in Section 6(a)(i) hereof.

     "BUSINESS DAY": The definition of "Business Day" in the Indenture.

     "COMMISSION": Securities and Exchange Commission.

     "COMMON STOCK": As defined in the preamble hereto.

     "COMPANY": As defined in the preamble hereto.

     "CONVERSION PRICE": As defined in the Indenture.


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     "DEBENTURES": As defined in the preamble hereto.

     "EFFECTIVENESS PERIOD": As defined in Section 2(a)(iii) hereof.

     "EFFECTIVENESS TARGET DATE": As defined in Section 2(a)(ii) hereof.

     "EXCHANGE ACT": Securities Exchange Act of 1934, as amended.

     "GUARANTEES": The senior unsecured guarantees of the Debentures by the Guarantors.

     "GUARANTORS": As defined in the preamble hereto.

     "HOLDER": A Person who owns, beneficially or otherwise, Transfer Restricted Securities.

     "INDEMNIFIED HOLDER": As defined in Section 6(a) hereof.

     "INDENTURE": The Indenture, dated as of January 22, 2004 among the Company, the Guarantors and U.S. Bank National Association, as trustee (the "TRUSTEE"), pursuant to which the Debentures are to be issued, as such Indenture may be amended, modified or supplemented from time to time in accordance with the terms thereof.

     "INITIAL PURCHASERS": As defined in the preamble hereto.

     "LIQUIDATED DAMAGES": As defined in Section 3(a) hereof.

     "LIQUIDATED DAMAGES PAYMENT DATE": Each January 15 and July 15.

     "MAJORITY OF HOLDERS": Holders holding over 50% of the aggregate principal amount of Debentures outstanding; provided that, for the purpose of this definition, a holder of Shares that constitute Transfer Restricted Securities shall be deemed to hold an aggregate principal amount of Debentures (in addition to the principal amount of Debentures held by such holder) equal to the quotient of (x) the number of such shares of Common Stock held by such holder and (y) the conversion rate in effect at the time of such conversion, redemption or repurchase as determined in accordance with the Indenture.

     "NASD": National Association of Securities Dealers, Inc.

     "NOTICE AND QUESTIONNAIRE": A written notice executed by the respective Holder and delivered to the Company containing substantially the information called for by the Selling Securityholder Notice and Questionnaire attached as Appendix A to the Offering Memorandum of the Company issued January 15, 2004 relating to the Debentures.

     "NOTICE HOLDER": On any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date.

     "PERSON": An individual, partnership, corporation, company, unincorporated organization, trust or joint venture or a government or agency or political subdivision thereof.


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     "PURCHASE AGREEMENT": As defined in the preamble hereto.

     "PROSPECTUS": The prospectus included in a Shelf Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such prospectus.

     "RECORD HOLDER": With respect to any Liquidated Damages Payment Date, each Person who is a Holder on the January 1 or July 1 immediately preceding the relevant Liquidated Damages Payment Date. In the case of a Holder of Shares, "Record Holder" shall mean each Person who is a Holder of shares of Common Stock that constitute Transfer Restricted Securities on the January 1 or July 1 immediately preceding the relevant Liquidated Damages Payment Date.

     "REGISTRATION DEFAULT": As defined in Section 3(a) hereof.

     "SECURITIES ACT": Securities Act of 1933, as amended.

     "SHARE": Each share of Common Stock issued or issuable upon conversion, redemption or repurchase of Debentures (including upon payment of any "make whole" amount in connection with a redemption of Debentures pursuant to Section
3.01 of the Indenture).

     "SHELF FILING DEADLINE": As defined in Section 2(a)(i) hereof.

     "SHELF REGISTRATION STATEMENT": As defined in Section 2(a)(i) hereof and, for purposes of Sections 2(d), 2(e), 3(a) (other than clauses (i) and (ii) thereof), 4, 5, 6 and 9(c) hereof, includes a Subsequent Shelf Registration Statement.

     "SUBSEQUENT SHELF REGISTRATION STATEMENT": As defined in Section 2(c) hereof.

     "SUSPENSION NOTICE": As defined in Section 4(c) hereof.

     "SUSPENSION PERIOD": As defined in Section 4(b)(i) hereof.

     "TIA": Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder, in each case, as in effect on the date the Indenture is qualified under the TIA.

     "TRANSFER RESTRICTED SECURITIES": Each Debenture (and Guarantee thereof) and each Share until the earliest of:

          (i) the date on which such Debenture or Share has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement;

          (ii) the date on which such Debenture or Share is transferred in compliance with Rule 144 under the Securities Act or may be sold or


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     transferred by a person who is not an affiliate of the Company pursuant to
     Rule 144 under the Securities Act (or any other similar provision then in force) without any volume or manner of sale restrictions thereunder; or

          (iii) the date on which such Debenture or Share ceases to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise).

     "UNDERWRITTEN REGISTRATION": A registration in which Debentures or Shares held by a Holder are sold to an underwriter for reoffering to the public.

     Unless the context otherwise requires, the singular includes the plural, and words in the plural include the singular.

     2. Shelf Registration.

          (a) The Company and the Guarantors shall:

                    (i) not later than 90 days after the date hereof (the "SHELF
               FILING DEADLINE"), cause to be filed a registration statement pursuant to Rule 415 under the Securities Act (the "SHELF REGISTRATION STATEMENT"), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities held by Holders that have provided the information required pursuant to the terms of Section 2(b) hereof;

                    (ii) use commercially reasonable efforts to cause the Shelf
               Registration Statement to be declared effective by the Commission not later than 180 days after the date hereof (the "EFFECTIVENESS TARGET DATE"); and

                    (iii) use commercially reasonable efforts to keep the Shelf
               Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 4(b) hereof to the extent necessary to ensure that (A) it is available for resales by the Holders of Transfer Restricted Securities entitled, subject to Section 2(b), to the benefit of this Agreement and (B) conforms with the requirements of this Agreement and the Securities Act and the rules and regulations of the Commission promulgated thereunder as announced from time to time, for a period (the "EFFECTIVENESS PERIOD") until the earliest of:

                         (A) two years following the last date of original
                    issuance of any of the Debentures;


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                         (B) the date when the Holders of Transfer Restricted
                    Securities are able to sell all such Transfer Restricted Securities immediately without restriction pursuant to the volume limitation provisions of Rule 144 under the Securities Act; or

                         (C) the date when all of the Transfer Restricted
                    Securities have been sold either pursuant to the Shelf Registration Statement or pursuant to Rule 144 under the Securities Act or any similar provision then in force.

               (b) At the time the Shelf Registration Statement is declared effective, each Holder that became a Notice Holder on or prior to the date that is fifteen (15) Business Days prior to such time of effectiveness shall be named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Transfer Restricted Securities in accordance with applicable law. None of the Company's or the Guarantors' securityholders (other than the Holders of Transfer Restricted Securities) shall have the right to include any of the Company's or any of the Guarantors' securities in the Shelf Registration Statement.

               (c) If the Shelf Registration Statement or any Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period (other than because all Transfer Restricted Securities registered thereunder shall have been resold pursuant thereto or shall have otherwise ceased to be Transfer Restricted Securities), the Company and the Guarantors shall use their reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within thirty (30) days of such cessation of effectiveness amend the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration Statement covering all of the securities that as of the date of such filing are Transfer Restricted Securities (a "SUBSEQUENT SHELF REGISTRATION STATEMENT"). If a Subsequent Shelf Registration Statement is filed, the Company and the Guarantors shall use their reasonable best efforts to cause the Subsequent Shelf Registration Statement to become effective as promptly as is practicable after such filing and to keep such Registration Statement (or Subsequent Shelf Registration Statement) continuously effective until the end of the Effectiveness Period.

               (d) The Company and the Guarantors shall supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company


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          and the Guarantors for such Shelf Registration Statement, if required by the Securities Act or as reasonably requested by the Initial Purchasers or by the Trustee on behalf of the Holders of the Transfer Restricted Securities covered by such Shelf Registration Statement.

               (e) Each Holder agrees that if such Holder wishes to sell Transfer Restricted Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(e) and Section 4(b). Each Holder wishing to sell Transfer Restricted Securities pursuant to a Shelf Registration Statement and related Prospectus agrees to deliver a Notice and Questionnaire to the Company at least three (3) Business Days prior to any intended distribution of Transfer Restricted Securities under the Shelf Registration Statement. From and after the date the Shelf Registration Statement is declared effective the Company and the Guarantors shall, as promptly as practicable after the date a Notice and Questionnaire is delivered, and in any event on or before the later of (x) forty-five (45) Business Days after such delivery date (but no earlier than ten (10) Business Days after effectiveness) or
          (y) ten (10) Business Days after the expiration of any Suspension Period in effect when the Notice and Questionnaire is delivered or put into effect within forty-five (45) Business Days of such delivery date:

                    (i) if required by applicable law, file with the SEC a
               post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Transfer Restricted Securities in accordance with applicable law and, if the Company or the Guarantors shall file a post-effective amendment to the Shelf Registration Statement, use commercially reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable, but in any event by the date (the "AMENDMENT EFFECTIVENESS DEADLINE DATE") that is sixty (60) days after the date such post effective amendment is required by this clause to be filed:

                    (ii) provide such Holder copies of any documents filed
               pursuant to Section 2(e)(i); and


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                    (iii) notify such Holder as promptly as practicable after
               the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(e)(i);

provided that if such Notice and Questionnaire is delivered during a Suspension Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and
(iii) above upon expiration of the Suspension Period in accordance with Section 4(b). Notwithstanding anything contained herein to the contrary, (i) neither the Company nor the Guarantors shall be under any obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Shelf Registration Statement or related Prospectus and (ii) the Amendment Effectiveness Deadline Date shall be extended by up to ten (10) Business Days from the expiration of a Suspension Period (and neither the Company nor any of the Guarantors shall incur any obligation to pay Liquidated Damages during such extension) if such Suspension Period shall be in effect on the Amendment Effectiveness Deadline Date.

     3. Liquidated Damages.

          (a) If:

                    (i) the Shelf Registration Statement is not filed with the
               Commission prior to or on the Shelf Filing Deadline;

                    (ii) the Shelf Registration Statement has not been declared effective by the Commission prior to or on the Effectiveness Target Date;

                    (iii) the Company or the Guarantors have failed to perform its obligations set forth in Section 2(e) within the time periods required therein;

                    (iv) any post-effective amendment to a Shelf Registration
               Statement filed pursuant to Section 2(e)(i) has not become effective under the Securities Act on or prior to the Amendment Effectiveness Deadline Date;

                    (v) except as provided in Section 4(b)(i) hereof, the Shelf
               Registration Statement is filed and declared effective but, during the Effectiveness Period, shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within ten (10) Business Days by a post-effective amendment to the Shelf Registration Statement, a supplement to the Prospectus or a report filed with the Commission pursuant to
               Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that cures


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               such failure and, in the case of a post-effective amendment, is itself immediately declared effective; or

                    (vi) the Shelf Registration Statement is filed and declared effective but, during the Effectiveness Period, shall thereafter cease to be effective or fail to be usable for its intended purpose and (A) prior to or on the thirtieth (30th) day or the forty-fifth (45th) day, as the case may be, of any Suspension Period, such suspension has not been terminated or (B) Suspension Periods exceed an aggregate of 120 days in any 360 day period,

(each such event referred to in foregoing clauses (i) through (iv), a "REGISTRATION DEFAULT"), the Company and the Guarantors hereby jointly and severally agree to pay interest ("LIQUIDATED DAMAGES"), with respect to the Transfer Restricted Securities from and including the day following the Registration Default to (but excluding) the earlier of (1) the day on which the Registration Default has been cured and (2) the date the Shelf Registration Statement is no longer required to be kept effective as set out below:

                         (A) in respect of the Debentures, to each holder of
                    Debentures accruing at a rate of, (x) with respect to the first ninety (90)-day period during which a Registration Default shall have occurred and be continuing, equal to 0.25% per annum of the outstanding principal amount thereof, and (y) with respect to the period commencing on the ninety-first (91st) day following the day on which the Registration Default shall have occurred and be continuing, equal to 0.50% per annum of the outstanding principal amount thereof; provided that in no event shall Liquidated Damages accrue at a rate per year exceeding 0.50% of the outstanding principal amount thereof;

                         (B) in respect of the Shares, to each holder of a Share
                    accruing at a rate of (x) with respect to the first ninety
                    (90)-day period during which a Registration Default shall have occurred and be continuing, equal to 0.25% per annum of the then-applicable Conversion Price, and (y) with respect to the period commencing on the ninety-first (91st) day following the day the Registration Default shall have occurred and be continuing, equal to 0.50% per annum of the then-applicable Conversion Price; provided that in no event shall Liquidated Damages accrue at a rate per year exceeding 0.50% of the then-applicable conversion price.


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          (b) All accrued Liquidated Damages shall be paid in arrears to Record
     Holders by the Company and the Guarantors on each Liquidated Damages Payment Date. Upon the cure of all Registration Defaults relating to any particular Debenture or Share, the accrual of Liquidated Damages with respect to such Debenture or Share will cease.

          (c) If the Debentures are surrendered for conversion during a Registration Default, the Record Holders of the Debentures so surrendered for conversion will receive on the settlement date all accrued and unpaid Liquidated Damages with respect to such Debentures as provided in Section 3(a)(A) hereof to (but excluding) the conversion date relating to the settlement date and thereafter will receive Liquidated Damages on the Shares issued on conversion as provided in Section 3(a)(B) hereof.

     All obligations of the Company and the Guarantors set forth in this Section 3 that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Transfer Restricted Security shall have been satisfied in full.

     The Liquidated Damages set forth above shall be the exclusive monetary remedy available to the Holders of Transfer Restricted Securities for each Registration Default.

     4. Registration Procedures.

          (a) In connection with the Shelf Registration Statement, the Company and the Guarantors shall comply with all the provisions of Section 4(b) hereof and shall use commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities, and pursuant thereto, shall as expeditiously as possible prepare and file with the Commission a Shelf Registration Statement relating to such registration on any appropriate form under the Securities Act.

          (b) In connection with the Shelf Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities, the Company and the Guarantors shall:

               (i) Subject to any notice by the Company or any of the Guarantors in accordance with this Section 4(b) of the existence of any fact or event of the kind described in Section 4(b)(iii)(D), use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective during the Effectiveness Period; and upon the occurrence of any event that would cause the Shelf Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and


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          usable for resale of Transfer Restricted Securities during the
          Effectiveness Period, file promptly an appropriate amendment to the Shelf Registration Statement, a supplement to the Prospectus or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause
          (A) or (B), use commercially reasonable efforts to cause such amendment to be declared effective and the Shelf Registration Statement and the related Prospectus to become usable for their intended purposes as soon as practicable thereafter; except that notwithstanding the foregoing, the Company may suspend the effectiveness of the Shelf Registration Statement (or the use of the Prospectus that is part of the Shelf Registration Statement) by written notice to the Holders for a period not to exceed an aggregate of thirty (30) days in any ninety (90)-day period; however, if such fact or event relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede the Company's ability to consummate such transaction, the Company may extend the period during which it may suspend the Registration Statement to a period not to exceed forty-five (45) days in any ninety
          (90)-day period (each such period, a "SUSPENSION PERIOD") upon:

               (x) the occurrence or existence of any fact or the happening of any event as a result of which the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein would, in the Company's judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or

               (y) the occurrence or existence of any corporate development that, in the Company's judgment, makes it appropriate to suspend the effectiveness of the Shelf Registration Statement;

          provided that the Company and the Guarantors will use their reasonable best efforts to ensure that the use of the Prospectus may be resumed
          (A) in the case of clause (x) above, as soon as, in the judgment of the Company, public disclosure of such fact or event would not be prejudicial to or contrary to the interests of the Company or, if necessary to avoid unreasonable burden or expense, as soon as practicable thereafter and (B) in the case of clause (y) above, as soon as, in the judgment of the Company, such suspension is no longer appropriate; provided, however, that Suspension Periods shall not exceed an aggregate of 120 days in any 360-day period, and in no event


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          shall the Company be required to specify in the written notice to the
          Holders the nature of the fact or event giving rise to the Suspension Period.

               (ii) Prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective during the Effectiveness Period; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all Debentures or Shares covered by the Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in the Shelf Registration Statement or supplement to the Prospectus.

               (iii) Advise the selling Holders promptly and, if requested by such selling Holders, to confirm such advice in writing, except as provided in clause (D) below:

                    (A) when the Prospectus or any Prospectus supplement or
               post-effective amendment has been filed, and, with respect to the Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective,

                    (B) of any request by the Commission for amendments or
               supplements to the Shelf Registration Statement or to the Prospectus included therein or for additional information,

                    (C) of the issuance by the Commission of any stop order
               suspending the effectiveness of the Shelf Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, or

                    (D) of the existence of any fact or the happening of any
               event, during the Effectiveness Period, that requires the Company


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               to make changes in the Shelf Registration Statement or the
               Prospectus contained therein, in order that such Shelf Registration Statement or Prospectus does not contain an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein (in the cased of the Prospectus, in light of the circumstances under which they were made) not misleading.

               If at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company and the Guarantors shall use their reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time and will provide to each Holder who is named in the Shelf Registration Statement prompt notice of the withdrawal of any such order.

               (iv) Make available at reasonable times for inspection by one or more representatives of the selling Holders, designated in writing by a Majority of Holders whose Transfer Restricted Securities are included in the Shelf Registration Statement, and any attorney or accountant retained by such selling Holders, all financial and other records, pertinent corporate documents and properties of the Company and the Guarantors as shall be reasonably necessary to enable them to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act, and cause the Company's and the Parent's respective officers, directors, managers and employees to supply all information reasonably requested by any such representative or representatives of the selling Holders, attorney or accountant in connection therewith; provided, however, that neither the Company nor the Guarantors shall have any obligation to deliver information to any selling Holder or representative, attorney or accountant pursuant to this Section 4(b)(iv) unless such selling Holder or representative, attorney or accountant shall have executed and delivered a confidentiality agreement in a form acceptable to the Company relating to such information.

               (v) If requested by any selling Holders, promptly incorporate in the Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders may reasonably request to have included

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          therein, including, without limitation, information relating to the
          "PLAN OF DISTRIBUTION" of the Transfer Restricted Securities.

               (vi) Furnish to each selling Holder upon its request, without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto (and any documents incorporated by reference therein or exhibits thereto (or exhibits incorporated in such exhibits by reference) as such Holder may request).

               (vii) Deliver to each selling Holder, without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons reasonably may request; subject to any notice by the Company or the Guarantors in accordance with this Section 4(b) of the existence of any fact or event of the kind described in Section 4(b)(iii)(D), the Company and the Guarantors hereby consent to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto.

               (viii) Before any public offering of Transfer Restricted Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions in the United States as the selling Holders may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that neither the Company nor the Guarantors shall be required (A) to register or qualify as a foreign corporation or a dealer of securities where it is not now so qualified or to take any action that would subject it to the service of process in any jurisdiction where it is not now so subject or (B) to subject itself to general or unlimited service of process or to taxation in any such jurisdiction if they are not now so subject.

               (ix) Cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends (unless required by applicable securities laws); and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders may request at least two Business Days before any sale of Transfer Restricted Securities.

               (x) Use their reasonable best efforts to cause the Transfer Restricted Securities covered by the Shelf Registration Statement to be registered with or approved by such other U.S. governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities.

               (xi) Subject to Section 4(b)(i) hereof, if any fact or event contemplated by Section 4(b)(iii)(D) hereof shall exist or have occurred, use their reasonable best efforts to prepare a supplement or post-effective amendment to the Shelf Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

               (xii) Obtain CUSIP numbers for all Transfer Restricted Securities not later than the effective date of the Shelf Registration Statement and provide the Trustee under the Indenture with certificates for the Debentures that are in a form eligible for deposit with The Depository Trust Company.

               (xiii) Cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter that is required to be retained in accordance with the rules and regulations of the NASD.

               (xiv) Otherwise use their reasonable best efforts to comply with all applicable rules and regulations of the Commission and all reporting requirements under the rules and regulations of the Exchange Act.

               (xv) Cause the Indenture to be qualified under the TIA not later than the effective date of the Shelf Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the holders of Debentures to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its reasonable best efforts to cause the Trustee thereunder to execute all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

               (xvi) Cause all Shares covered by the Shelf Registration Statement to be listed or quoted, as the case may be, on each securities exchange or automated quotation system on which Common Stock is then listed or quoted.

               (xvii) Provide to each Holder upon written request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act after the effective date of the Shelf Registration Statement, unless such document is available through the Commission's EDGAR system.

          (c) Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice (a "SUSPENSION NOTICE") from the Company of the existence of any fact or occurrence of any event of the kind described in Section 4(b)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the Shelf Registration Statement until:

               (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 4(b)(xi) hereof; or

               (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.

     If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice of suspension.

          (d) Each Holder agrees by acquisition of a Transfer Restricted Security, that no Holder shall be entitled to sell any of such Transfer Restricted Securities pursuant to a Shelf Registration Statement; or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 2(e) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Notice Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Transfer Restricted Securities as the Company may from time to time reasonably request in writing. Any sale of any Transfer Restricted Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Holder or its plan of distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made not misleading.

     5. Registration Expenses.

     All expenses incident to the Company's and the Guarantors' performance of or compliance with this Agreement shall be borne by the Company and the Guarantors regardless of whether a Shelf Registration Statement becomes effective, including, without limitation:

          (i) all registration and filing fees and expenses (including filings made with the NASD);

          (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws;

          (iii) all expenses of printing (including printing of Prospectuses and certificates for the Shares to be issued upon conversion of the Debentures) and the Company's and the Guarantor's expenses for messenger and delivery services and telephone;

          (iv) all fees and disbursements of counsel to the Company and the Guarantors;

          (v) all application and filing fees in connection with listing (or authorizing for quotation) the Shares on a national securities exchange or automated quotation system pursuant to the requirements hereof; and

          (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantors.

     The Company and the Guarantors shall bear their internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal, accounting or other duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company and the Guarantors.

     6. Indemnification and Contribution.

          (a) The Company and the Guarantors agree to, jointly and severally, indemnify and hold harmless each Holder of Transfer Restricted Securities covered by the Shelf Registration Statement (including each Initial Purchaser), and its directors, officers, and employees and each person, if any, who controls any such Holder within the meaning of the Securities Act or the Exchange Act (each, an "INDEMNIFIED HOLDER"), against any loss, claim, damage, liability or expense, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to resales of the Transfer Restricted Securities), to which such Indemnified Holder may become subject, insofar as any such loss, claim, damage, liability or action arises out of, or is based upon:

               (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Shelf Registration Statement as originally filed or in any amendment thereof, in any Prospectus, or in any amendment or supplement thereto or (B) any blue sky application or other document or any amendment or supplement thereto prepared or executed by the Company or any of the Guarantors (or based upon written information furnished by or on behalf of the Company or any of the Guarantors expressly for use in such blue sky application or other document or amendment or supplement) filed in any jurisdiction specifically for the purpose of qualifying any or all of the Transfer Restricted Securities under the securities law of any state or other jurisdiction (such application or document being hereinafter called a "BLUE SKY APPLICATION"); or

               (ii) the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each Indemnified Holder promptly upon demand for any legal or other expenses reasonably incurred by such Indemnified Holder in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company and the Guarantors by or on behalf of such Holder (or its related Indemnified Holder) specifically for use therein; provided, further, that with respect to any such untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus contained in the Shelf Registration Statement, the indemnity agreement contained in this paragraph shall not inure to the benefit of any Indemnified Holder to the extent that any such loss, claim, damage or liability of or with respect to such Indemnified Holder to any person results from the fact that both (i) a copy of the final prospectus contained in the Shelf Registration Statement (excluding any documents incorporated by reference therein) was not sent or given to such person, at or prior to the written confirmation of the sale of such Transfer Restricted Securities to such person, and (ii) the untrue statement in or omission from such preliminary prospectus contained in the Shelf Registration Statement was corrected in such final prospectus unless, in either case, such failure to deliver the final prospectus contained in the Shelf Registration Statement was a result of non-compliance by the Company or the Guarantors with the provisions of Section 4 hereof. The foregoing indemnity agreement is in addition to any liability which the Company or the Guarantors may otherwise have.

          (b) Each Holder, severally and not jointly, agrees to indemnify and hold harmless the Company and the Guarantors, their respective directors, officers and employees and each person, if any, who controls the Company or any of the Guarantors within the meaning of the Securities Act or the Exchange Act to the same extent as the foregoing indemnity from the Company and the Guarantors to each such Holder, but only with reference to written information relating to such Holder furnished to the Company and the Guarantors by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement set forth in this Section shall be in addition to any liabilities which any such Holder may otherwise have. In no event shall any Holder, its directors, officers or any person who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Shelf Registration Statement exceeds
     (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages that such Holder, its directors, officers or any person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

               (i) Promptly after receipt by an indemnified party under this
          Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Holders shall have the right to employ a single counsel to represent jointly the Holders and their officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Holders against the Company or the Guarantors under this Section 6 if the Holders seeking indemnification shall have been advised by legal counsel that there may be one or more legal defenses available to such Holders and their respective officers, employees and controlling persons that are different from or additional to those available to the Company or the Guarantors, and in that event, the fees and expenses of such separate counsel shall be paid by the Company or the Guarantors.

          (c) The indemnifying party under this Section shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 6 hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than thirty (30) days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) If the indemnification provided for in this Section 6 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b) in respect of any loss, claim, damage or liability (or action in respect thereof) referred to therein, each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability (or action in respect thereof):

               (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other, or

               (ii) if the allocation provided by Section (6)(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 6(d)(i) but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or alleged omissions that resulted in such loss, claim, damage or liability (or action in respect thereof), as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Guarantors on the one hand and a Holder on the other with respect to such offering and such sale shall be deemed to be in the same proportion as the total net proceeds from the offering of the Debentures purchased under the Purchase Agreement (before deducting expenses) received by the Company and the Guarantors, on the one hand, bear to the total proceeds received by such Holder with respect to its sale of Transfer Restricted Securities on the other. The relative fault of the parties shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors on the one hand or the Holders on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors and each Holder agree that it would not be just and equitable if the amount of contribution pursuant to this
Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d).

     The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 6 shall be deemed to include, for purposes of this Section 6, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim.

     Notwithstanding the provisions of this Section 6, no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Transfer Restricted Securities purchased by it were resold exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute as provided in this
Section 6(d) are several and not joint.

          (e) The provisions of this Section 6 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder, the Company, or the Guarantors or any of the officers, directors or controlling persons referred to in Section 6 hereof, and will survive the sale by a Holder of Transfer Restricted Securities.

     7. Rule 144A and Rule 144. The Company and the Guarantors agree with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and (ii) is subject to Section 13 or 15 (d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

     8. No Participation in Underwritten Registrations. No Holder may participate in any Underwritten Registration hereunder.

     9. Miscellaneous.

          (a) Remedies. The Company and the Guarantors acknowledge and agree that any failure by the Company or the Guarantors to comply with their obligations under Section 2 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely, and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's and the Guarantors' obligations under
     Section 2 hereof. The Company and the Guarantors further agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

          (b) Actions Affecting Transfer Restricted Securities. Neither the Company nor the Guarantors shall, directly or indirectly, take any action with respect to the Transfer Restricted Securities as a class that would adversely affect the ability of the Holders of Transfer Restricted Securities to include such Transfer Restricted Securities in a registration undertaken pursuant to this Agreement.

          (c) No Inconsistent Agreements. The Company and the Guarantors have not, as of the date hereof, entered into, nor shall either of them, on or after the date hereof, enter into, any agreement with respect to their securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. In addition, the Company and the Guarantors shall not on or after the date hereof grant to any of their securityholders (other than the Holders of Transfer Restricted Securities in such capacity) the right to include any of their securities in the Shelf Registration Statement provided for in this Agreement other than the Transfer Restricted Securities.

          (d) Amendments and Waivers. This Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless the Company has obtained the written consent of a Majority of Holders; provided, however, that with respect to any matter that directly or indirectly adversely affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective. Notwithstanding the foregoing (except the foregoing proviso), (1) a waiver or consent to depart from the provisions hereof, with respect to a matter, which relates exclusively to the rights of Holders whose securities are being sold pursuant to a Shelf Registration Statement and does not directly or indirectly adversely affect the rights of other Holders, may be given by the Majority of Holders, determined on the basis of Debentures or Shares being sold rather than registered under such Shelf Registration Statement, and (2) this Agreement may be amended or supplemented without notice to or consent of any Holder to (i) cure any ambiguity or omission or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions contained herein, or (ii) add to the covenants of the Company or the Guarantors such further covenants, restrictions or conditions for the benefit of the Holders.

          (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first class mail (registered or certified, return receipt requested), telex, facsimile transmission, or air courier guaranteeing overnight delivery:

               (i) if to a Holder, at the address set forth on the records of the registrar under the Indenture or the transfer agent of the Common Stock, as the case may be; and

               (ii) if to the Company or the Guarantors, initially at its address set forth in the Purchase Agreement.

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three (3) Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if transmitted by facsimile; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

     Any party hereto may change the address for receipt of communications by giving written notice to the others.

          (f) Third Party Beneficiaries. The Holders shall be the third party beneficiaries to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

          (g) Successors and Assigns. This Agreement shall be binding upon the Company and the Guarantors and their respective successors and assigns.

          (h) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (i) Debentures Held by the Company or Their Affiliates. Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Company or its Affiliates (other than subsequent Holders if such subsequent Holders are deemed to be Affiliates solely by reason of their holding of such Debentures) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          (j) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (k) Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York (including
     Section 5-1401 of the New York General Obligations Law or any successor to such statute).

          (l) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

          (m) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company and the Guarantors with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                              GRAFTECH INTERNATIONAL LTD.,

                                              By  /s/ Karen G. Narwold
                                                --------------------------------
                                                Name: Karen G. Narwold
                                                Title:Vice President, General
                                                Counsel, Human Resources and
                                                Secretary


                                              GRAFTECH FINANCE INC.,

                                              By  /s/ Karen G. Narwold
                                                --------------------------------
                                                Name: Karen G. Narwold
                                                Title:Vice President, General
                                                Counsel, Human Resources and
                                                Secretary


                                              GRAFTECH GLOBAL ENTERPRISES INC.,

                                              By  /s/ Karen G. Narwold
                                                --------------------------------
                                                Name: Karen G. Narwold
                                                Title:Vice President, General
                                                Counsel, Human Resources and
                                                Secretary


                                              UCAR CARBON COMPANY INC.,

                                              By  /s/ Karen G. Narwold
                                                --------------------------------
                                                Name: Karen G. Narwold
                                                Title:Vice President, General
                                                Counsel, Human Resources and
                                                Secretary

                                              UCAR INTERNATIONAL TRADING INC.,

                                              By  /s/ Karen G. Narwold
                                                --------------------------------
                                                Name: Karen G. Narwold
                                                Title:Vice President, General
                                                Counsel, Human Resources and
                                                Secretary



                                              UCAR CARBON TECHNOLOGY LLC,

                                              By  /s/ Karen G. Narwold
                                                --------------------------------
                                                Name: Karen G. Narwold
                                                Title:Vice President, General
                                                Counsel, Human Resources and
                                                Secretary

                                               The foregoing Agreement is hereby
                                               confirmed and accepted as of
                                               the date first written above.

                                               J.P. MORGAN SECURITIES INC.,
                                               Acting on behalf of itself and
                                               the several Initial Purchasers

                                               By  /s/ Kevin Kulak
                                                 -------------------------------
                                                 Name: Kevin Kulak
                                                 Title:Vice President